As filed with the Securities and Exchange Commission on March 22, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2637623
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

666 Third Avenue
New York, New York 10017
(212) 953 4100

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

James I. Edelson, Esq.
666 Third Avenue
New York, New York 10017
(212) 953 4100

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copy to:

Peter Samuels, Esq.
Frank J. Lopez, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
(212) 969-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior Debt Securities	—	—	—	—

(1)	An indeterminate aggregate offering price or number of the securities of each identified class is being registered as may be issued from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Overseas Shipholding Group, Inc.

Senior Debt
Securities

This prospectus relates to the offer, from time to time, of senior debt securities of Overseas Shipholding Group, Inc. The senior debt securities may be offered for resale in amounts, at prices and on terms to be set forth in one or more accompanying prospectus supplements and may be offered separately or together, or in separate series.

We will offer and sell these senior debt securities to or through one or more underwriters in firm commitment underwritings. This prospectus describes the general terms of our senior debt securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “How to Obtain More Information” section of this prospectus for information on us and our financial statements.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2010.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

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ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “OSG,” “we,” “us” and “our” to refer to Overseas Shipholding Group, Inc., a Delaware corporation.

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus and the accompanying prospectus supplement constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference.”

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website ( http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until this offering has been completed. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Definitive Proxy Statement on Schedule 14A, as filed on April 30, 2009.
•	Annual Report on Form 10-K for the year ended December 31, 2009, as filed on March 1, 2010.
•	Current Reports on Form 8-K dated and filed on the following dates:

Dated	Filed
March 19, 2010	March 19, 2010
March 9, 2010	March 10, 2010
March 5, 2010	March 8, 2010
March 4, 2010	March 8, 2010
March 4, 2010	March 4, 2010
March 2, 2010	March 8, 2010
February 1, 2010	February 3, 2010
January 22, 2010	January 22, 2010
January 6, 2010	January 8, 2010

You may request a copy of these filings at no cost, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus, by calling our Investor Relations department at (212) 578-1699 or by writing to 666 Third Avenue, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

This prospectus contains forward-looking statements regarding the outlook for tanker and articulated tug/barge markets, and our prospects, including prospects for certain strategic alliances and investments. There are a number of factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements, including:

•	changes in production of or demand for oil and petroleum products, either globally or in particular regions;
•	the outcome of our negotiations with Maersk Oil Qatar AS;
•	resolution of possible claims against us by Bender Shipbuilding and Repair Co., Inc.;
•	prospects for the growth of the Gas segment;
•	greater than anticipated levels of newbuilding orders or less than anticipated rates of scrapping of older vessels;
•	changes in trading patterns for particular commodities significantly impacting overall tonnage requirements;
•	changes in the global economy and various regional economies;
•	risks incident to vessel operation, including accidents and discharge of pollutants;
•	unanticipated changes in laws and regulations; increases in costs of operation;
•	drydocking schedules differing from those previously anticipated;
•	our ability to attract and retain experienced, qualified and skilled crewmembers;
•	changes in credit risk of counterparties, including shipyards, suppliers and financial lenders;
•	delays (including failure to deliver) or cost overruns in the building of new vessels or the conversion of existing vessels for other uses; the cost and availability of insurance coverage;
•	the availability of suitable vessels for acquisition or chartering-in on terms we deem favorable;
•	changes in the pooling arrangements in which we participate, including withdrawal of participants or termination of such arrangements;
•	estimates of future costs and other liabilities for certain environmental matters and compliance plans; and
•	projections of the costs needed to develop and implement our strategy of being a market leader in the segments in which we compete.

We assume no obligation to update or revise any forward-looking statements. Forward-looking statements in this prospectus and written and oral forward-looking statements attributable to us or our representatives after the date of this prospectus are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by us with the Securities and Exchange Commission. Please read the “Risk Factors” incorporated by reference in this prospectus for a list of important factors that could cause our actual results of operations or financial condition to differ from the expectations reflected in these forward-looking statements.

OVERSEAS SHIPHOLDING GROUP, INC.

We are one of the world’s leading bulk shipping companies engaged primarily in the ocean transportation of crude oil and petroleum products. At December 31, 2009, the Company owned or operated a modern fleet of 106 vessels (aggregating 10.9 million deadweight tons and 864,800 cubic meters) of which 84 vessels operated in the international market and 22 operated in the U.S. Flag market. OSG’s newbuilding program of owned and chartered-in vessels totaled 23 International and U.S. Flag vessels, bringing the Company’s total owned, operated and newbuild fleet to 129 vessels. Our vessel operations are organized into strategic business units and focused on market segments: crude oil, refined petroleum products, U.S. Flag and gas. The International Flag Crude Tanker unit manages International Flag ULCC, VLCC, Suezmax, Aframax, Panamax and Lightering tankers; the International Flag Product Carrier unit principally manages LR1 and MR product carriers and the U.S. Flag unit manages most U.S. Flag vessels. Through joint venture partnerships, we operate four LNG carriers and, beginning in 2010, two Floating Storage and Offloading service vessels. Dedicated chartering and commercial personnel manage specific fleets while our technical ship management operations and corporate departments support our global operations.

We were incorporated in the State of Delaware in July, 1969. Our headquarters are located at 666 Third Avenue, New York, NY 10017, and our phone number is (212) 953-4100. Our website address is: www.osg.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

RISK FACTORS

Investing in securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009 and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

Year Ended
December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
1.33x	2.66x	2.37x	4.51x	4.93x

The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, divided by fixed charges. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes, which may include working capital needs, repayment of indebtedness, capital expenditures and acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

We may offer senior unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities between Overseas Shipholding Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Senior Debt Securities

The debt securities will:

•	be our unsecured general obligation;
•	rank senior in right of payment to all of our subordinated indebtedness;
•	rank equally in right of payment with all of our other senior indebtedness;
•	be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated to, which means they rank behind, all of the liabilities of our subsidiaries.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York will be the office of the trustee or an affiliate thereof maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;
•	the total principal amount offered;
•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	the maturity date or dates;
•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;
•	if the debt securities are original issue discount debt securities, the yield to maturity;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	the terms and conditions on which we may optionally redeem the debt securities;
•	the terms and conditions on which we may be required to redeem the debt securities;
•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;
•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•	any changes in or additions to the covenants applicable to the particular debt securities being issued;
•	any additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;
•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and
•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

PLAN OF DISTRIBUTION

We may offer the securities only by and through underwriters in firm commitment underwritings.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the public offering price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to the underwriters.

Securities offered by this prospectus may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In compliance with FINRA guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The senior debt securities offered under this prospectus and any applicable prospectus supplement will have no established trading market. Any underwriters to whom such offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered senior debt securities will not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York. Any underwriters will be advised about issues related to any offering by their own legal counsel.

EXPERTS

The financial statements of Overseas Shipholding Group, Inc. and subsidiaries as of December 31, 2009 and for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2009 incorporated in this prospectus by reference to Overseas Shipholding Group, Inc’s Annual Report on Form 10-K, for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Overseas Shipholding Group, Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, cash flows, and changes in equity for each of the two years in the period ended December 31, 2008, included in Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, in reliance upon the report of Ernst & Young LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

OVERSEAS SHIPHOLDING GROUP, INC.

Senior Debt Securities

PROSPECTUS

March 22, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Overseas Shipholding Group, Inc. All of the amounts shown are estimated.

SEC Registration Fee	$	*
Trustee’s fees and expenses		**
Printing		**
Accountants’ Fees and Expenses		**
Legal Fees and Expenses		**
Miscellaneous Fees and Expenses		**
Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Sixth of our Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL; or

(iv) for any transactions from which the director derived an improper personal benefit.

Article Tenth of our Certificate of Incorporation contains such a provision.

We have entered into indemnification agreements with certain of our directors and officers. In addition, the employment agreements of certain of our officers provide for indemnification to such officers by us to the fullest extent permitted by its bylaws or applicable law.

We have also obtained directors and officers liability insurance policies.

Item 16. Exhibits.

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the “Exhibit Index”).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Overseas Shipholding Group, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 22nd day of March, 2010.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Morten Arntzen Morten Amtzen, President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Myles R. Itkin Myles R. Itkin, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morten Arntzen and Myles R. Itkin, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Morten Arntzen Morten Arntzen	Chief Executive Officer, President and Director (principal executive officer)	March 22, 2010
/s/ Myles R. Itkin Myles R. Itkin	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	March 22, 2010
/s/ Oudi Recanati Oudi Recanati	Director	March 22, 2010
/s/ G. Allen Andreas II G. Allen Andreas II	Director	March 22, 2010
/s/ Alan R. Batkin Alan R. Batkin	Director	March 22, 2010
/s/ Thomas B. Coleman Thomas B. Coleman	Director	March 22, 2010
/s/ Charles A. Fribourg Charles A. Fribourg	Director	March 22, 2010
/s/ Stanley Komaroff Stanley Komaroff	Director	March 22, 2010
/s/ Solomon N. Merkin Solomon N. Merkin	Director	March 22, 2010
/s/ Joel I. Picket Joel I. Picket	Director	March 22, 2010
/s/ Ariel Recanati Ariel Recanati	Director	March 22, 2010
/s/ Thomas F. Robards Thomas F. Robards	Director	March 22, 2010
/s/ Jean-Paul Vettier Jean-Paul Vettier	Director	March 22, 2010
/s/ Michael J. Zimmerman Michael J. Zimmerman	Director	March 22, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1(1)	Underwriting Agreement
Exhibit 4.1**	Certificate of Incorporation, as amended to date (filed as Exhibit 3(i) to the Quarterly Report on Form 10-Q for quarter ended June 30, 2006 and incorporated herein by reference).
Exhibit 4.2**	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Current Report on Form 8-K dated April 12, 2006 and incorporated herein by reference).
Exhibit 4.3	Form of Indenture between Overseas Shipholding Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
Exhibit 4.4	Form of Note
Exhibit 5.1	Opinion of Proskauer Rose LLP
Exhibit 12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
Exhibit 23.1	Consent of Ernst & Young LLP
Exhibit 23.2	Consent of PricewaterhouseCoopers LLP
Exhibit 23.3	Consent of Proskauer Rose LLP is included in Exhibit 5.1
Exhibit 24.1	Power of Attorney (contained in signature page)
Exhibit 25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1929, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee

(1)	To be filed by amendment or by the filing of a Form 8-K, in connection with a particular offering.
**	Incorporated by reference